Exhibit 99.1

Malacca Straits Acquisition Company Limited

Termination of business combination agreement between Malacca Straits Acquisition Company and Asia Vision Network

September 7, 2021 - Malacca Straits Acquisition Company Limited (“Malacca Straits” or “MLAC”) (NASDAQ: MLAC), a publicly traded special purpose acquisition company led by CEO Kenneth Ng, and Asia Vision Network (“AVN” or the “Company”), the holding company for Vision+ and MNC Play today announced that they have mutually agreed to terminate the business combination agreement which was originally entered into on March 21, 2021.

Kenneth Ng, Chief Executive Officer of Malacca Straits, said, “While both parties have made diligent and dedicated efforts towards a successful closing of the business combination within the planned timetable, various unforeseen circumstances beyond the control of either party have precluded this. Therefore, we have concluded together with AVN that it is in the best interest of both parties to terminate our business combination agreement.”

Ade Tjendra, Chief Executive Officer of PT MNC Vision Networks Tbk, commented, “We have been working closely over the past several months with the Malacca Straits team, and while we are disappointed not to have completed this transaction as originally contemplated, we believe this is the correct decision, which was mutually and amicably reached by both parties.”

About Asia Vision Network

Asia Vision Network is the holding company for Vision+, Indonesia’s fastest growing Over-The-Top media business and MNC Play, the 3rd largest broadband and IPTV operator in Indonesia. Vision+ offers Subscription Video on Demand (SVOD) and Advertising-based Video on Demand (AVOD), based on exclusive OTT access to MNC Group market-leading Free-to-Air channels and a content library of over 300,000 hours. MNC Play delivers fiber-optic based broadband & IPTV services and is the pioneer in 100% FTTH technology in Indonesia.

About Malacca Straits Acquisition Company

Malacca Straits is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Malacca Straits consummated its initial public offering on July 17, 2020. Its units, shares and warrants are listed on the Nasdaq Capital Market.

Forward Looking Statements

This press release contains, and certain oral statements made by representatives of Malacca Straits and AVN and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Malacca Straits’ and AVN’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. Malacca Straits does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Transaction or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:

Investors:

Kenneth Ng / Stanley Wang

kenneth@malaccastraits.net / stanley@malaccastraits.net